EXHIBIT 99.1

Vanguard Reports Second Quarter Results

NASHVILLE, Tenn. – February 9, 2004 -- Vanguard Health Systems, Inc. (the “Company” or “Vanguard”) today announced results for the second quarter ended December 31, 2003.

Total revenues for the quarter ended December 31, 2003, were $442.0 million, an increase of $174.7 million or 65.4% from the prior year period.  The significant increase in revenues was primarily due to the acquisition of the Baptist Health System hospitals and related businesses in San Antonio, Texas, on January 3, 2003.  Patient service revenues and health plan premium revenues increased $150.1 million and $24.6 million, respectively, from the prior year period.

Net income for the quarter ended December 31, 2003 was $9.8 million, an increase of $7.2 million or 276.9% from the prior year period.

Adjusted EBITDA was $40.1 million for the quarter ended December 31, 2003, an increase of $18.1 million or 82.3% from the prior year period.  A reconciliation of Adjusted EBITDA to net income as determined in accordance with generally accepted accounting principles for the quarters ended December 31, 2002 and 2003 is included in the attached supplemental financial information.

The consolidated operating results for the quarter ended December 31, 2003, reflect a 70.6% increase in discharges and an 80.9% increase in patient days compared to the prior year period, primarily due to the acquisition of the Baptist Health System hospitals and related businesses on January 3, 2003.  On a same hospital basis, discharges increased 3.6%, hospital adjusted discharges increased 6.6% and revenues per adjusted discharge for hospitals increased 1.6% during the quarter ended December 31, 2003, compared to the prior year period.  Same hospital volumes were positively impacted by the Company’s service expansion strategies and increased influenza admissions.

Total revenues for the six months ended December 31, 2003, were $851.9 million, an increase of $316.7 million or 59.2% from the prior year period.  The significant increase in revenues was primarily due to the acquisition of the Baptist Health System hospitals and related businesses in San Antonio, Texas, on January 3, 2003.  Patient service revenues and health plan premium revenues increased $287.7 million and $29.0 million, respectively, from the prior year period.

Net income for the six months ended December 31, 2003 was $16.1 million, an increase of $11.1 million or 222.0% from the prior year period.

Adjusted EBITDA was $74.4 million for the six months ended December 31, 2003, an increase of $32.3 million or 76.7% from the prior year period.  A reconciliation of Adjusted EBITDA to net income as determined in accordance with generally accepted accounting principles for the six months ended December 31, 2002 and 2003 is included in the attached supplemental information.

The consolidated operating results for the six months ended December 31, 2003, reflect a 68.0% increase in discharges and a 76.8% increase in patient days compared to the prior year period, primarily due to the acquisition of the Baptist Health System hospitals and related businesses on January 3, 2003.  On a same hospital basis, discharges increased 1.1%, hospital adjusted discharges increased 4.1% and revenues per adjusted discharge for hospitals increased 3.2% during the six months ended December 31, 2003, compared to the prior year period.

Cash flows from operating activities were $50.4 million for the six months ended December 31, 2003, an increase of $5.7 million from the prior year period.  The increase in cash flows from operating activities during the six months ended December 31, 2003, was primarily a result of improved Adjusted EBITDA offset by the timing of cash payments and receipts for current assets including accounts receivable and prepaid expenses and other current assets.

“We are pleased with the overall progression of our business in the quarter,” stated Charles N. Martin, Jr., Chairman and Chief Executive Officer.  “We continue to expand and improve the capabilities at our facilities through a host of expansion and capital improvement projects.  We remain committed to these improvements in order to best serve our patients with high quality health care.”

The Company will host a conference call for investors at 11:00 am EST on February 10, 2004.  All interested investors are invited to access a live audio broadcast of the call, via webcast.  The live webcast can be accessed on the home page of the Company’s Web site at www.vanguardhealth.com by clicking on Second Quarter Webcast.  If you are unable to participate during the live webcast, the call will be available on a replay basis on the Company’s Web site www.vanguardhealth.com.  To access the replay, click on Second Quarter Webcast on the Company’s home page or later on the Latest News link on the Investor Relations page of www.vanguardhealth.com.

At December 31, 2003, Vanguard Health Systems, Inc. owned and operated 16 acute care hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; Orange County, California and San Antonio, Texas.  The Company’s strategy is to develop locally branded, comprehensive health care delivery networks in urban markets.  Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets.  Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment.  These strategies improve quality and network coverage in a cost effective and accessible manner for the communities we serve.

This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby.  These forward-looking statements include all statements that are not historical statements of fact and those statements regarding the Company’s intent, belief or expectations.  Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause the Company’s actual outcomes, results, performance or achievements to be materially different from those projected.  These factors, risks and uncertainties include, among others, the Company’s high degree of leverage; the Company’s ability to incur substantially more debt; operating and financial restrictions in the Company’s debt agreements; the Company’s ability to successfully implement its business strategies; the Company’s ability to successfully integrate its recent and any future acquisitions; the highly competitive nature of the health care business; governmental regulation of the industry including Medicare and Medicaid reimbursement levels; changes in Federal, state or local regulation affecting the health care industry; the possible enactment of Federal or state health care reform; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; changes in accounting practices; changes in general economic conditions; the ability to enter into managed care provider and other payer arrangements on acceptable terms; the efforts of insurers, managed care payers, employers and others to contain health care costs;  the availability and terms of capital to fund the expansion of the Company’s business; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government investigations; and those factors, risks and uncertainties detailed in the Company’s filings from time to time with the Securities and Exchange Commission, including, among others, the Company’s annual reports on Form 10-K and its quarterly reports on Form 10-Q.

Although the Company believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on the Company’s results of operations and financial condition.  The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Income Statements (Unaudited)
(In millions)

	Three months ended December 31,
	2002		2003

Patient service revenues	$213.9	80.0%	$364.0	82.4%
Premium revenues	53.4	20.0	78.0	17.6

Total revenues	267.3	100.0	442.0	100.0

Costs and Expenses:
Salaries and benefits	113.0	42.3	182.8	41.4
Supplies	34.8	13.0	68.5	15.4
Medical claims expense	38.9	14.6	57.0	12.9
Insurance	6.3	2.4	9.5	2.2
Other expenses	38.7	14.4	51.3	11.6
Provision for doubtful accounts	13.7	5.1	30.0	6.8
Depreciation and amortization	10.2	3.8	15.9	3.6
Interest, net	7.3	2.7	10.9	2.5

Total costs and expenses	262.9	98.3	425.9	96.4

Income before income taxes	4.4	1.7	16.1	3.6
Income tax expense	1.8	0.7	6.3	1.4

Net income	2.6	1.0	9.8	2.2
Preferred dividends	(0.5)	(0.2)	(0.9)	(0.2)

Net income attributable to common stockholders	$2.1	0.8%	$8.9	2.0%

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Income Statements (Unaudited)
(In millions)

	Six months ended December 31,
	2002		2003

Patient service revenues	$427.3	79.8%	$715.0	83.9%
Premium revenues	107.9	20.2	136.9	16.1

Total revenues	535.2	100.0	851.9	100.0

Costs and Expenses:
Salaries and benefits	227.0	42.4	359.0	42.1
Supplies	71.4	13.3	133.8	15.7
Medical claims expense	78.4	14.6	100.9	11.9
Insurance	12.6	2.4	18.8	2.2
Other expenses	76.2	14.2	100.2	11.8
Provision for doubtful accounts	27.6	5.2	60.3	7.1
Depreciation and amortization	19.1	3.6	31.0	3.6
Interest, net	14.5	2.7	21.3	2.5

Total costs and expenses	526.8	98.4	825.3	96.9

Income before income taxes	8.4	1.6	26.6	3.1
Income tax expense	3.4	0.7	10.5	1.2

Net income	5.0	0.9	16.1	1.9
Preferred dividends	(1.0)	(0.2)	(1.9)	(0.2)

Net income attributable to common stockholders	$4.0	0.7%	$14.2	1.7%

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income
(In millions)

	Three months ended December 31,		Six months ended December 31,
	2002	2003	2002	2003

Net income	$2.6	$9.8	$5.0	$16.1
Depreciation and amortization	10.2	15.9	19.1	31.0
Interest, net	7.3	10.9	14.5	21.3
Minority interests	0.2	(1.0)	0.5	(1.9)
Equity method income	(0.1)	(1.0)	(0.2)	(1.8)
Gain on sale of assets	–	(0.8)	(0.2)	(0.8)
Income tax expense	1.8	6.3	3.4	10.5

Adjusted EBITDA (a)	$22.0	$40.1	$42.1	$74.4

(a)

Adjusted EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation, amortization, minority interests, gain or loss on the sale of assets, equity method income or loss, non-cash stock compensation and debt extinguishment costs.  Adjusted EBITDA is not intended as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States.  Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In millions)

	June 30, 2003	(Unaudited) December 31, 2003

ASSETS
Current assets:
Cash and cash equivalents	$27.2	$16.4
Accounts receivable, net of allowance for uncollectible accounts of approximately $45.5 and $56.6 at June 30, 2003 and December 31, 2003, respectively	213.9	228.2
Supplies	32.1	32.5
Prepaid expenses and other current assets	25.0	29.9

Total current assets	298.2	307.0

Property, plant and equipment, net	777.2	807.3
Goodwill	100.2	105.6
Intangible assets, net	38.6	37.0
Other assets	12.7	12.1

Total assets	$1,226.9	$1,269.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$91.7	$94.1
Accrued health claims	33.5	42.2
Other accrued expenses and current liabilities	127.6	110.2
Current maturities of long-term debt	8.3	5.7

Total current liabilities	261.1	252.2
Other liabilities	62.6	81.0
Long-term debt, less current maturities	471.1	487.0

Payable-In-Kind Preferred Stock	57.0	58.9

Stockholders’ equity:
Common Stock	–	–
Additional paid-in capital	352.5	350.8
Accumulated other comprehensive loss	(0.6)	(0.2)
Retained earnings	23.2	39.3

Total liabilities and stockholders’ equity	$1,226.9	$1,269.0

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six months ended December 31,

	2002	2003

Operating activities:
Net income	$5.0	$16.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19.1	31.0
Provision for doubtful accounts	27.6	60.3
Amortization of loans costs	0.7	0.9
(Gain) loss on sale of assets	(0.2)	(0.8)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(21.9)	(74.6)
Supplies	(1.2)	(0.4)
Prepaid expenses and other current assets	12.7	(6.1)
Accounts payable	(6.5)	2.3
Accrued expenses and other current liabilities	1.2	5.3
Other liabilities	8.2	16.4

Net cash provided by operating activities	44.7	50.4

Investing activities:
Acquisitions including working capital settlement payments	(1.6)	(12.3)
Capital expenditures	(30.0)	(70.9)
Proceeds from asset dispositions	0.5	6.2
Other	1.4	0.3

Net cash used in investing activities	(29.7)	(76.7)

Financing activities:
Proceeds from long-term debt	–	104.0
Payments of long-term debt and capital leases	(1.9)	(90.6)
Proceeds from joint venture partner contributions	–	2.0
Proceeds from common stock and PIK preferred stock issuances	0.9	–
Exercise of stock options	–	0.1
Proceeds from termination of swap agreement	5.5	–

Net cash provided by financing activities	4.5	15.5

Net increase (decrease) in cash and cash equivalents	19.5	(10.8)
Cash and cash equivalents, beginning of period	55.4	27.2

Cash and cash equivalents, end of period	$74.9	$16.4

Cash paid for interest	$13.0	$22.3

Cash paid (received) for income taxes	$(0.1)	$1.3

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics (Unaudited)

	Three months ended December 31,
	2002	2003	% Change

Actual:
Number of hospitals at end of period	10	16
Licensed beds at end of period	2,129	3,784
Discharges	21,604	36,853	70.6%
Adjusted discharges-hospitals	32,461	53,893	66.0%
Average length of stay	3.94	4.18	6.1%
Patient days	85,165	154,105	80.9%
Adjusted patient days-hospitals	127,167	222,005	74.6%
Patient revenue per adjusted discharge-hospitals	$6,129	$6,305	2.9%
Gross inpatient revenue per discharge	$19,985	$18,632	(6.8)%
Outpatient surgeries	10,079	14,838	47.2%
Emergency room visits	77,053	133,653	73.5%

Gross revenue payer mix:
Medicare	27.5%	30.8%
Medicaid	8.4%	8.1%
Managed care	57.2%	54.0%
Commercial	2.5%	2.1%
Self pay	4.4%	5.0%

Total	100.0%	100.0%

Same hospital:
Number of hospitals (a)	10	11
Total revenues (in millions)	$267.3	$310.8	16.3%
Patient service revenues (in millions)	$213.9	$232.8	8.8%
Discharges	21,604	22,381	3.6%
Adjusted discharges-hospitals	32,449	34,575	6.6%
Average length of stay	3.94	4.03	2.3%
Patient days	85,165	90,096	5.8%
Adjusted patient days-hospitals	127,167	137,739	8.3%
Patient revenue per adjusted discharge-hospitals	$6,092	$6,191	1.6%
Outpatient surgeries	10,079	10,789	7.0%
Emergency room visits	77,053	92,093	19.5%

Pro forma: (b)
Number of hospitals (a)	15	16
Total revenues (in millions)	$393.5	$442.0	12.3%
Discharges	34,270	36,853	7.5%
Patient days	143,389	154,105	7.5%

 (a) For the three months ended December 31, 2003, our recently opened West Valley Hospital is included for the purpose of calculating same hospital and pro forma results.

(b) The pro forma results reflect the Company’s consolidated results as if the Baptist Health System assets were owned during the entire periods presented.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics (Unaudited)

	Six months ended December 31,
	2002	2003	% Change

Actual:
Number of hospitals at end of period	10	16
Licensed beds at end of period	2,129	3,784
Discharges	43,181	72,562	68.0%
Adjusted discharges-hospitals	64,828	106,158	63.8%
Average length of stay	3.98	4.18	5.0%
Patient days	171,658	303,572	76.8%
Adjusted patient days-hospitals	256,036	437,709	71.0%
Patient revenue per adjusted discharge-hospitals	$6,129	$6,323	3.2%
Gross inpatient revenue per discharge	$19,530	$18,461	(5.5)%
Outpatient surgeries	20,039	29,430	46.9%
Emergency room visits	157,184	255,701	62.7%

Gross revenue payer mix:
Medicare	27.6%	30.4%
Medicaid	8.4%	8.4%
Managed care	56.9%	54.3%
Commercial	2.7%	2.0%
Self pay	4.4%	4.9%

Total	100.0%	100.0%

Same hospital:
Number of hospitals (a)	10	11
Total revenues (in millions)	$535.2	$594.0	11.0%
Patient service revenues (in millions)	$427.3	$457.2	7.0%
Discharges	43,181	43,675	1.1%
Adjusted discharges-hospitals	64,817	67,482	4.1%
Average length of stay	3.98	4.05	1.8%
Patient days	171,658	176,957	3.1%
Adjusted patient days-hospitals	256,036	270,314	5.6%
Patient revenue per adjusted discharge-hospitals	$6,111	$6,307	3.2%
Outpatient surgeries	20,039	21,240	6.0%
Emergency room visits	157,184	176,402	12.2%

Pro forma: (b)
Number of hospitals (a)	15	16
Total revenues (in millions)	$770.0	$851.9	10.6%
Discharges	68,710	72,562	5.6%
Patient days	287,380	303,572	5.6%

 (a) For the six months ended December 31, 2003, our recently opened West Valley Hospital is included for the purpose of calculating same hospital and pro forma results.

(b) The pro forma results reflect the Company’s consolidated results as if the Baptist Health System assets were owned during the entire periods presented.

Contact: Vanguard Health Systems, Inc.
                Aaron Broad, Director Investor Relations
                (615) 665-6131